UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 16, 2022

FRESH DEL MONTE PRODUCE INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	333-07708	N/A
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o H&C Corporate Services Limited

P.O. Box 698, 4th Floor, Apollo House, 87 Mary Street

George Town, Grand Cayman, KY1-1107

Cayman Islands

(Address of Registrant’s Principal Executive Office)

(305) 520-8400

(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

(Address of Registrant’s U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, $0.01 Par Value Per Share	FDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Senior Vice President and Chief Financial Officer

On February 16, 2022, Mr. Eduardo Bezerra, our Senior Vice President and Chief Financial Officer, notified the Chief Executive Officer and the Board of Directors (the “Board”) of Fresh Del Monte Produce Inc. (the “Company”) that he will resign to pursue other personal and career interests, effective March 31, 2022. Mr. Bezerra’s resignation is not due to any disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies, or practices.

The Company intends to name an interim Chief Financial Officer to replace Mr. Bezerra pending identification of a permanent Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresh Del Monte Produce Inc.

Date: February 22, 2022	By:	/s/ Marlene M. Gordon
Marlene Gordon
Senior Vice President and General Counsel